Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	745 Fifth Avenue, 19th Floor		Sloane & Company
	New York, NY 10151		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018

THIRD QUARTER HIGHLIGHTS:

•	Revenue of $375.8 million versus $375.8 million a year ago; excluding the impact of ASC 606 (see details below), revenue was $384.0 million, an increase of 2.2% versus a year ago.
•	Organic revenue increase of 1.5%
•	Net loss attributable to MDC Partners common shareholders of ($18.2) million versus income of $14.1 million a year ago; excluding the impact of ASC 606, Net loss attributable to MDC Partners common shareholders was ($22.9) million
•	Adjusted EBITDA of $59.8 million versus $53.8 million a year ago; excluding the impact of ASC 606, Adjusted EBITDA was $53.9 million
•	Net New Business wins totaled $12.7 million

New York, NY, October 29, 2018 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2018.

David Doft, Chief Financial Officer of MDC Partners, said, “Our businesses delivered a strong quarter, highlighted by improved growth in organic revenue and Adjusted EBITDA, respectively. Our results are driven by the actions we are taking to optimize our cost structure and improve financial performance by selectively investing behind our world-class talent, while focusing on our strategic offering in high-priority growth areas. We continue to see strong demand for our agencies’ services in the marketplace. We believe this, plus the expected incremental $29 million of savings in 2019 from already-actioned headcount reductions and real estate consolidation, will position MDC Partners for improved profitability next year and beyond.”

“Our ongoing strategic review process, led by LionTree Advisors and JPMorgan, and CEO search, led by SpencerStuart, are proceeding. The Company will provide further updates on both the strategic review and CEO search process at the appropriate time.”

Adoption of ASC 606

Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). In accordance with the new revenue accounting standard, we were required to change certain aspects of our accounting policy as it relates to performance incentives, non-refundable retainer fees, and certain third-party pass-through and out-of-pocket costs. ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018 for contracts that were not completed as of that date, and with all subsequent periods reported under the new policy. Comparative prior periods have not been restated and continue to be reported under the historical accounting standards and policies in effect for those periods.

As a result of the adoption of ASC 606, our third quarter and year-to-date 2018 financial performance is not directly comparable with last year. We have therefore provided additional disclosure to assist investors in reconciling the two accounting standards, including updating the definition of the Non-GAAP metric Organic Revenue to exclude the impact of the change in accounting standard and providing additional schedules which show the impact of the adoption of ASC 606 on our GAAP and Non-GAAP performance metrics. See schedules 2 and 3.

Third Quarter and Year-to-Date 2018 Financial Results

Revenue for the third quarter of each of 2018 and 2017 was $375.8 million. The flat revenue was primarily due to the adoption of ASC 606, which reduced revenue by $8.2 million, or 2.2%. The effect of foreign exchange was negative 1.1%, the impact of non-GAAP acquisitions (dispositions), net was positive 1.8%, and organic revenue increase was 1.5%. There was a positive 190 basis-point impact on organic revenue growth from billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners common shareholders for the third quarter of 2018 was $18.2 million versus net income of $14.1 million for the third quarter of 2017. The net loss is largely attributable to a goodwill and other asset impairment charge of $21.0 million. Diluted loss per share attributable to MDC Partners common shareholders for the third quarter of 2018 was a loss of $0.32 versus diluted income per share of $0.24 for the third quarter of 2017. The impact of the adoption of ASC 606 was a reduction in net loss attributable to MDC Partners common shareholders of $4.7 million, or $0.08 per share.

Adjusted EBITDA for the third quarter of 2018 was $59.8 million versus $53.8 million for the third quarter of 2017. The impact of the adoption of ASC 606 was an increase of $5.9 million. Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $53.9 million with margins of 14.0%. Adjusted EBITDA excludes corporate severance and other restructuring expenses taken in the quarter. (see schedules 4 and 10)

Revenue for the first nine months of 2018 was $1.08 billion versus $1.11 billion for the first nine months of 2017. The decline in revenue was primarily due to the adoption of ASC 606, which reduced revenue by $39.2 million, or 3.5%. The effect of foreign exchange was positive 0.4%, the impact of non-GAAP acquisitions (dispositions), net was positive 0.4%, and organic revenue increase was 0.2%. Organic revenue growth was favorably impacted by 165 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners common shareholders for the first nine months of 2018 was $48.3 million versus income of $13.0 million for the first nine months of 2017. The net loss is largely attributable to a goodwill and other asset impairment charge of $23.3 million and a foreign exchange loss of $9.9 million. Diluted loss per share attributable to MDC Partners common shareholders for the first nine months of 2018 was $0.85 versus diluted income per share of $0.24 for the first nine months of 2017. The impact of the adoption of ASC 606 was a reduction in net loss attributable to MDC Partners common shareholders of $6.1 million, or $0.10 per share.

Adjusted EBITDA for the first nine months of 2018 was $110.6 million versus $136.6 million for the first nine months of 2017. The impact of the adoption of ASC 606 was an increase of $8.9 million. Excluding the impact of the adoption of ASC 606, Adjusted EBITDA was $101.7 million with margins of 9.1%. Adjusted EBITDA excludes corporate severance and other restructuring expenses taken in the quarter. (see schedules 5 and 10)

Financial Outlook

In an effort to increase our operating efficiency, profitability and cash generation in 2019 and beyond, we have accelerated actions to improve our cost structure. Although the ongoing cost savings arising from these actions are expected to improve our long-term financial position, the increased costs we anticipate incurring in 2018 to secure these savings is expected to have an adverse impact on our Adjusted EBITDA Margin for the balance of this year. As a result, the Company is withdrawing its Adjusted EBITDA Margin guidance for the remainder of 2018. In lieu of Adjusted EBITDA Margin guidance, the Company is providing additional commentary below with respect to "EBITDA" as defined under the Company's senior secured credit facility ("Covenant EBITDA").

2018 financial guidance is revised as follows:

2018 Outlook Commentary *

Organic Revenue Growth	We expect approximately 1% growth in organic revenue, whose definition excludes the impact of the adoption of ASC 606 in the reconciliation of reported revenue.

Pass-through and Out-of-Pocket Costs	The adoption of ASC 606 resulted in certain client contracts previously being accounted for as principal, now being accounted for as agent. This results in a reduction in full year gross revenue of approximately $65 million with a corresponding reduction in direct costs, with no impact on profit.

Foreign Exchange Impact, net	Assuming currency rates remain where they are, and based on our most recent projections, the net impact of foreign exchange is expected to be neutral.

Impact of Non-GAAP Acquisitions (Dispositions), net	Our current expectations are that the impact of acquisitions, net of disposition activity, will increase revenue by approximately 80 basis points.

Covenant EBITDA and Adjustments	The Company expects to complete fiscal year 2018 with approximately $200 million of Covenant EBITDA. The Company has applied certain pro forma and other adjustments, as expressly provided under the credit facility, of approximately $19 million in the aggregate to derive its 2018E Covenant EBITDA forecast. The adjustments included pro forma acquisition earnings ($2m); certain agency-level severance ($11m); professional fees primarily related to the Company’s adoption of ASC 606 ($4m); and one-time office lease breakage costs ($2m).

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2018 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K.

See "Non-GAAP Financial Measures" below for additional information.

Conference Call

Management will host a conference call on Monday, October 29, 2018, at 8:30 a.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), November 5, 2018, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10125891), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other items, as defined in the Credit Agreement. We believe that the presentation of Covenant EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2018 organic revenue growth to the corresponding GAAP measure because we are unable to predict the 2018 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2018 Covenant EBITDA to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	uncertainty as to whether any strategic alternative will be pursued or, if pursued, consummated; uncertainty as to the terms, value and timing of any such strategic alternative; and the impact of any actions related to the strategic review process and/or any strategic alternative on the Company’s securities or its business;
•	risks associated with severe effects of international, national and regional economic conditions;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities, and the potential impact of one or more asset sales;
•	foreign currency fluctuations; and
•	risks associated with the ongoing DOJ investigation of the historical production bidding practices at one of the Company’s subsidiaries.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s 2017 Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018 (1)	2017	2018 (1)	2017

Revenue	$375,830	$375,800	$1,082,541	$1,111,032

Operating expenses:
Cost of services sold	238,690	249,418	735,110	754,803
Office and general expenses	102,380	77,910	270,137	251,313
Depreciation and amortization	11,134	11,252	35,212	32,916
Goodwill and other asset impairment	21,008	-	23,325	-
	373,212	338,580	1,063,784	1,039,032
Operating profit	2,618	37,220	18,757	72,000

Other income (expense):
Interest expense and finance charges, net	(17,063)	(16,258)	(50,005)	(48,309)
Foreign exchange income (loss)	3,275	9,913	(9,934)	18,798
Other, net	189	(1,264)	1,222	(986)
	(13,599)	(7,609)	(58,717)	(30,497)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	(10,981)	29,611	(39,960)	41,503
Income tax expense (benefit)	2,986	9,049	(3,367)	17,659
Income (loss) before equity in earnings of non-consolidated affiliates	(13,967)	20,562	(36,593)	23,844
Equity in earnings of non-consolidated affiliates	300	1,422	358	1,924
Net income (loss)	(13,667)	21,984	(36,235)	25,768
Net income attributable to the noncontrolling interests	(2,458)	(3,491)	(5,900)	(6,588)
Net income (loss) attributable to MDC Partners Inc.	(16,125)	18,493	(42,135)	19,180
Accretion on and net income allocated to convertible preference shares	(2,109)	(4,356)	(6,204)	(6,147)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(18,234)	$14,137	$(48,339)	$13,033

Income (loss) per common share:
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.32)	$0.25	$(0.85)	$0.24

Diluted:
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.32)	$0.24	$(0.85)	$0.24

Weighted average number of common shares outstanding:
Basic	57,498,661	57,566,707	57,117,797	53,915,536
Diluted	57,498,661	57,943,080	57,117,797	54,228,208

(1) Effective January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606). ASC 606 was applied using the modified retrospective method, with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2018. As a result, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" (ASC 605). See Schedule 2 in this release, for the impact of the adoption of ASC 606, as required, on the condensed consolidated statement of operations for the three and nine months ended September 30, 2018.

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s, except percentages)

	Three Months Ended September 30, 2018			For the Nine Months Ended September 30, 2018
	As Reported	Adjustments	Adjusted to Exclude the Impact of Adoption of ASC 606	As Reported	Adjustments	Adjusted to Exclude the Impact of Adoption of ASC 606

Revenue	$375,830	$8,172	$384,002	$1,082,541	$39,176	$1,121,717
Cost of services sold	238,690	14,122	252,812	735,110	48,083	783,193
Operating profit (loss)	2,618	(5,950)	(3,332)	18,757	(8,907)	9,850
Net loss attributable to MDC Partners Inc. common shareholders	(18,234)	(4,700)	(22,934)	(48,339)	(6,085)	(54,424)
Loss per common share - basic and diluted	(0.32)	(0.08)	(0.40)	(0.85)	(0.10)	(0.95)

Organic revenue growth	1.5%	-	1.5%	0.2%	-	0.2%
Adjusted EBITDA	$59,829	$(5,950)	$53,879	$110,607	$(8,907)	$101,700
margin	15.9%		14.0%	10.2%		9.1%

*	The table above summarizes the impact of the adoption of ASC 606 on our US GAAP and non-GAAP performance metrics.

Note: Actuals may not foot due to rounding.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Nine Months Ended
	Revenue $	% Change	Revenue $	% Change
September 30, 2017 as reported under ASC 605	$375,800		$1,111,032

Organic revenue growth (1)	5,546	1.5%	2,161	0.2%
Non-GAAP acquisitions (dispositions), net	6,820	1.8%	4,066	0.4%
Foreign exchange impact	(4,164)	(1.1)%	4,458	0.4%
Impact of adoption of ASC 606 (2)	(8,172)	(2.2)%	(39,176)	(3.5)%
Total change	30	0.0%	(28,491)	(2.6)%

September 30, 2018 as reported under ASC 606	$375,830		$1,082,541

(1)	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth, excluding the impact of adopting ASC 606. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.
(2)	In accordance with the adoption of ASC 606, we were required to change certain aspects of our revenue recognition accounting policy as it relates to performance incentives, retainer fees, and certain third-party pass-through and out-of-pocket costs. Under the prior guidelines, performance incentives were recognized in revenue when specific quantitative goals were achieved, or when the Company's performance against qualitative goals was determined by the client. Under ASC 606, the Company now estimates the amount of the incentive that will be earned at the inception of the contract and recognizes such incentive over the term of the contract. Additionally, previously, fees for non-refundable retainers were generally recognized on a straight-line basis over the term of the specific customer arrangement. Under ASC 606, an input method is typically used to measure progress and recognize revenue for these types of arrangements. Finally, the adoption of ASC 606 resulted in certain client arrangements previously being accounted for as principal, now being accounted for as agent. In these instances, certain third-party pass-through and out-of-pocket costs which were billed to clients in connection with services being provided, are no longer included in revenue and therefore the revenue recorded is equal to the net amount retained.

Note: Actuals may not foot due to rounding.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2018, as reported under ASC 606

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$375,830	$177,398	$24,798	$42,636	$35,022	$95,976	$-	$375,830

Net loss attributable to MDC Partners Inc. common shareholders								$(18,234)
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								2,109
Net income attributable to the noncontrolling interests								2,458
Equity in earnings of non-consolidated affiliates								(300)
Income tax expense								2,986
Interest expense and finance charges, net								17,063
Foreign exchange income								(3,275)
Other, net								(189)
Operating profit (loss)	$20,642	$2,633	$5,532	$4,677	$1,387	$6,413	$(18,024)	$2,618
margin	5.5%	1.5%	22.3%	11.0%	4.0%	6.7%		0.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,935	5,154	396	1,134	781	3,470	199	11,134
Goodwill and other asset impairment	21,008	21,008	-	-	-	-	-	21,008
Stock-based compensation	4,622	3,360	175	43	112	932	1,620	6,242
Deferred acquisition consideration adjustments	11,003	3,953	-	529	(27)	6,548	-	11,003
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	478	478
Other items, net ***	-	-	-	-	-	-	7,346	7,346

Adjusted EBITDA *	$68,210	$36,108	$6,103	$6,383	$2,253	$17,363	$(8,381)	$59,829
margin	18.1%	20.4%	24.6%	15.0%	6.4%	18.1%		15.9%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, goodwill and other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes severance expense and other restructuring expenses, legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2018, as reported under ASC 606

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$1,082,541	$510,360	$75,503	$129,724	$104,460	$262,494	$-	$1,082,541

Net loss attributable to MDC Partners Inc. common shareholders								$(48,339)
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								6,204
Net income attributable to the noncontrolling interests								5,900
Equity in earnings of non-consolidated affiliates								(358)
Income tax benefit								(3,367)
Interest expense and finance charges, net								50,005
Foreign exchange loss								9,934
Other, net								(1,222)
Operating profit (loss)	$63,993	$6,099	$14,451	$14,471	$407	$28,565	$(45,236)	$18,757
margin	5.9%	1.2%	19.1%	11.2%	0.4%	10.9%		1.7%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	34,629	18,499	1,185	3,163	2,315	9,467	583	35,212
Goodwill and other asset impairment	21,008	21,008	-	-	-	-	2,317	23,325
Stock-based compensation	12,793	8,492	945	542	282	2,532	4,089	16,882
Deferred acquisition consideration adjustments	8,522	2,778	-	1,335	183	4,226	-	8,522
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	509	509
Other items, net ***	-	-	-	-	-	-	7,400	7,400

Adjusted EBITDA *	$140,945	$56,876	$16,581	$19,511	$3,187	$44,790	$(30,338)	$110,607
margin	13.0%	11.1%	22.0%	15.0%	3.1%	17.1%		10.2%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, goodwill and other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes severance expense and other restructuring expenses, legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2017, as reported under ASC 605

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$375,800	$196,974	$28,096	$40,670	$38,315	$71,745	$-	$375,800

Net income attributable to MDC Partners Inc. common shareholders								$14,137
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								4,356
Net income attributable to the noncontrolling interests								3,491
Equity in earnings of non-consolidated affiliates								(1,422)
Income tax expense								9,049
Interest expense and finance charges, net								16,258
Foreign exchange income								(9,913)
Other, net								1,264
Operating profit (loss)	$47,946	$20,069	$6,627	$4,775	$2,555	$13,920	$(10,726)	$37,220
margin	12.8%	10.2%	23.6%	11.7%	6.7%	19.4%		9.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,996	6,365	375	1,220	1,011	2,025	256	11,252
Stock-based compensation	5,903	3,842	188	659	160	1,054	477	6,380
Deferred acquisition consideration adjustments	(2,462)	1,901	-	136	115	(4,614)	-	(2,462)
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	1,118	1,118
Other items, net ***	-	-	-	-	-	-	330	330

Adjusted EBITDA *	$62,383	$32,177	$7,190	$6,790	$3,841	$12,385	$(8,545)	$53,838
margin	16.6%	16.3%	25.6%	16.7%	10.0%	17.3%		14.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the Company’s internal management and reporting structure during 2018, reportable segment results for the 2017 periods presented have been recasted to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Source Marketing, previously within the All Other category, was included within the Doner operating segment, which is aggregated into the Global Integrated Agencies reportable segment, 2) Yamamoto, previously within the All Other category, was included within the Domestic Creative Agencies reportable segment, and 3) Bruce Mau Design, Hello Design and Northstar Research Partners, previously within the All Other category, and Varick Media Management, previously within the Media Services reportable segment, were included into a newly formed operating segment, Yes & Company, which is aggregated within the Media Services reportable segment.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2017, as reported under ASC 605

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$1,111,032	$585,290	$77,325	$125,470	$122,207	$200,740	$-	$1,111,032

Net income attributable to MDC Partners Inc. common shareholders								$13,033
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares								6,147
Net income attributable to the noncontrolling interests								6,588
Equity in earnings of non-consolidated affiliates								(1,924)
Income tax expense								17,659
Interest expense and finance charges, net								48,309
Foreign exchange income								(18,798)
Other, net								986
Operating profit (loss)	$100,983	$33,240	$15,411	$13,423	$9,169	$29,740	$(28,983)	$72,000
margin	9.1%	5.7%	19.9%	10.7%	7.5%	14.8%		6.5%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	32,052	17,913	1,172	3,657	3,232	6,078	864	32,916
Stock-based compensation	15,271	9,912	534	2,264	495	2,066	1,599	16,870
Deferred acquisition consideration adjustments	13,275	12,367	359	606	429	(486)	-	13,275
Distributions from non-consolidated affiliates **	105	-	-	105	-	-	1,118	1,223
Other items, net ***	-	-	-	-	-	-	365	365

Adjusted EBITDA *	$161,686	$73,432	$17,476	$20,055	$13,325	$37,398	$(25,037)	$136,649
margin	14.6%	12.5%	22.6%	16.0%	10.9%	18.6%		12.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 10 for a reconciliation of amounts.

Note: Due to changes in the Company’s internal management and reporting structure during 2018, reportable segment results for the 2017 periods presented have been recasted to reflect the reclassification of certain businesses between segments. The changes were as follows: 1) Source Marketing, previously within the All Other category, was included within the Doner operating segment, which is aggregated into the Global Integrated Agencies reportable segment, 2) Yamamoto, previously within the All Other category, was included within the Domestic Creative Agencies reportable segment, and 3) Bruce Mau Design, Hello Design and Northstar Research Partners, previously within the All Other category, and Varick Media Management, previously within the Media Services reportable segment, were included into a newly formed operating segment, Yes & Company, which is aggregated within the Media Services reportable segment.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,056	$46,179
Cash held in trusts	3,965	4,632
Accounts receivable, net	437,024	434,072
Expenditures billable to clients	59,317	31,146
Other current assets	37,867	26,742
Total current assets	563,229	542,771
Fixed assets, net	90,249	90,306
Investments in non-consolidated affiliates	6,814	6,307
Goodwill	843,180	835,935
Other intangible assets, net	75,115	70,605
Deferred tax assets	122,505	115,325
Other assets	28,632	37,643
Total assets	$1,729,724	$1,698,892

Liabilities, redeemable noncontrolling interests, and shareholders' deficit
Current liabilities:
Accounts payable	$219,757	$244,527
Trust liability	3,965	4,632
Accruals and other liabilities	300,664	327,812
Advance billings	182,305	148,133
Current portion of long-term debt	360	313
Current portion of deferred acquisition consideration	37,902	50,213
Total current liabilities	744,953	775,630
Long-term debt, less current portion	987,880	882,806
Long-term portion of deferred acquisition consideration	56,827	72,213
Other liabilities	53,912	54,110
Deferred tax liabilities	6,899	6,760
Total liabilities	1,850,471	1,791,519

Redeemable noncontrolling interests	57,193	62,886

Shareholders' deficit
Convertible preference shares (liquidation preference $107,556 and $101,352)	90,123	90,220
Common shares	362,195	352,432
Charges in excess of capital	(311,576)	(314,241)
Accumulated deficit	(383,305)	(340,000)
Accumulated other comprehensive gain (loss)	(1,319)	(1,954)
MDC Partners Inc. shareholders' deficit	(243,882)	(213,543)
Noncontrolling interests	65,942	58,030
Total shareholders' deficit	(177,940)	(155,513)
Total liabilities, redeemable noncontrolling interests, and shareholders' deficit	$1,729,724	$1,698,892

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Nine Months Ended September 30,
	2018	2017

Net cash used in operating activities	$(31,729)	$(14,450)

Net cash used in investing activities	(48,355)	(19,503)

Net cash provided by financing activities	59,122	24,887

Effect of exchange rate changes on cash and cash equivalents	(161)	6

Net decrease in cash and cash equivalents	$(21,123)	$(9,060)

Note: Effective January 1, 2018, we adopted ASU 2016-15, "Statement of Cash Flows", which clarifies how cash receipts and cash payments in certain transactions are presented and classified on the statement of cash flows. We applied ASU 2016-15 on a retrospective basis, and accordingly the prior period has been reclassified to conform to the new standard.

SCHEDULE 10

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$-	$-	$-	$-	$-	$-	$11,066	$12,734	$23,800
GAAP revenue from prior year acquisitions *	18,552	24,983	-	-	43,535	-	-	-	-
Impact of adoption of ASC 606 exclusion	-	-	-	-	-	-	450	(1,122)	(672)
Foreign exchange impact	1,046	1,341	-	-	2,387	-	-	-	-
Contribution to organic revenue (growth) decline **	1,470	(6,399)	-	-	(4,929)	-	(3,417)	(945)	(4,362)
Prior year revenue from dispositions ***	(691)	(660)	(3,153)	(6,103)	(10,607)	(5,261)	(5,592)	(3,847)	(14,700)
Non-GAAP acquisitions (dispositions), net	$20,377	$19,265	$(3,153)	$(6,103)	$30,386	$(5,261)	$2,507	$6,820	$4,066

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$339	$382	$330	$287	$1,338	$122	$235	$(88)	$269
D&O insurance proceeds	(204)	(482)	-	(399)	(1,085)	-	(303)	(231)	(534)
Severance and other restructuring expenses	-	-	-	-	-	-	-	7,665	7,665
Total other items, net	$135	$(100)	$330	$(112)	$253	$122	$(68)	$7,346	$7,400

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(999)	$(30,567)	$(758)	$(30,571)	$(62,895)	$(649)	$(30,765)	$(1,597)	$(33,011)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	-	(14,625)	14,625	(14,625)	(14,625)
Adjusted cash interest paid	(15,624)	(15,942)	(15,383)	(15,946)	(62,895)	(15,274)	(16,140)	(16,222)	(47,636)
Interest income	227	178	145	209	759	148	159	91	398
Total cash interest, net & other	$(15,397)	$(15,764)	$(15,238)	$(15,737)	$(62,136)	$(15,126)	$(15,981)	$(16,131)	$(47,238)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(9,413)	$(11,743)	$(7,149)	$(4,653)	$(32,958)	$(3,799)	$(5,890)	$(5,543)	$(15,232)
Landlord reimbursements	75	3,146	1,357	1,858	6,436	219	851	291	1,361
Total capital expenditures, net	$(9,338)	$(8,597)	$(5,792)	$(2,795)	$(26,522)	$(3,580)	$(5,039)	$(5,252)	$(13,871)

	2017					2018
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$883	$2,214	$3,491	$8,787	$15,375	$897	$2,545	$2,458	$5,900
Cash taxes	$1,293	$2,130	$3,486	$1,191	$8,100	$1,333	$1,293	$2,196	$4,822
Acquisition deal costs	$234	$242	$216	$185	$877	$376	$335	$232	$943

*	GAAP revenue from prior year acquisitions for 2018 and 2017 relates to acquisitions which occurred in 2017 and 2016, respectively.
**	Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.
***	Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

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